UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011 (August 2, 2011)

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, Suite 3505
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2011, Delcath Systems Limited (“Delcath Limited”), a wholly-owned subsidiary of Delcath Systems, Inc. (“Delcath”), entered into a lease (“Lease”) with the MBP Co-Ownership Group, for an office and manufacturing facility located in the city of Galway, Ireland (the “Facility”). The Facility is approximately 19,200 square feet and is intended to be the location of Delcath’s European headquarters.

The Lease is for a term of ten (10) years, commencing August 2, 2011; although Delcath Limited has the option to terminate the Lease after the fifth year upon not less than six (6) months notice. The Lease provides for fixed annual lease amounts payable in advance in equal quarterly installments. The annual lease amounts, which escalate annually, are as follows: Year 1 – €106,051, Year 2 – €134,974, Year 3 – €159,077 and Years 4 and 5 – €183,179. Annual lease amounts in years 6 through 10 are subject to adjustment based upon the percentage increase in the consumer price index as published by the Ireland Central Statistics Office. Delcath Limited is also required to pay for gas, electricity and water utilized in the leased premises as well as insurance. Delcath Limited’s payment obligations and performance of the Lease are guaranteed by Delcath.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, which Delcath intends to file as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending September 30, 2011 and is incorporated by reference herein.

Section 8 – Other Events

Section 8.01. Other Events.

On August 2, 2011, Delcath Systems, Inc. issued a press release announcing that it will base its European operations in the city of Galway, Ireland, and that it has formed Delcath Systems Limited, an Irish company under which it will establish its European operations. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release of Delcath Systems, Inc., dated August 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2011

DELCATH SYSTEMS, INC.

By:	/s/ Peter J. Graham
Name:	Peter J. Graham
Title:	Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Delcath Systems, Inc., dated August 2, 2011